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                                                                    Exhibit 23.2



                          Independent Auditors' Consent


The Board of Directors
Corecomm Limited:

We consent to the incorporation by reference in the registration statement (No. 333-75027) on Form S-8 of Corecomm Limited of our report dated February 15, 1999, with respect to the consolidated balance sheets of MegsINet, Inc. and subsidiary as of December 31, 1998, and 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1998, which report appears in the Form 8-K/A of Corecomm Limited.


                                        KPMG LLP


St. Louis, Missouri
July 7, 1999